Exhibit 10.10

FORM OF AWARD

Award No.

TAPSTONE ENERGY INC.

2017 LONG-TERM INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Award (this “Notice”), the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and the Tapstone Energy Inc. 2017 Long-Term Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Shares (the “Covered Shares”) of common stock in Tapstone Energy Inc., a Delaware corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Date of Grant:
and Address:	Number of “Covered Shares”:
Purchase Price per Share:
Vesting Commencement Date:

Vesting Schedule:

Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan, this Notice and the Award Agreement, the Covered Shares shall vest over a [●]-year period in accordance with the following vesting schedule (the “Vesting Schedule”):

[INSERT VESTING SCHEDULE]

Notwithstanding the foregoing, upon the earlier of the Participant’s death or Disability, a pro rata portion of the Participant’s unvested Covered Shares shall automatically vest, determined by multiplying the total number of Covered Shares awarded hereunder by a fraction, the numerator of which is the number of whole months elapsed from the Date of Grant until the date of death or Disability, and the denominator of which is [●] (reduced by the number of Covered Shares that had vested prior to such date).

Representations of the Participant:

The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to have such reviewed by his or her legal and tax advisers, and hereby attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement and the Plan, and hereby accepts the Covered Shares subject to all of its terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be solely resolved by the Committee.

Electronic Signature:

This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. The Participant agrees that clicking “I Accept” (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Notice. This Award of Covered Shares shall be forfeited by the Participant if it is not duly executed by electronic signature by the Participant within the number of days set forth in the electronic transmission of this Award Agreement following the Date of Grant.

TAPSTONE ENERGY INC.

2017 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Award (the “Notice”), this Restricted Stock Award Agreement (this “Award Agreement”), and the Tapstone Energy Inc. 2017 Long-Term Incentive Plan (the “Plan”), Tapstone Energy Inc., a Delaware corporation (the “Company”) hereby grants the individual set forth in the Notice (the “Participant”) Shares of common stock (the “Covered Shares”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1. Purchase Price Per Share. If the Covered Shares are subject to a purchase price, as set forth in the Notice, the Participant shall have the right to purchase such Covered Shares at the specified purchase price in accordance with such procedures as may be established by the Committee from time to time.

2. Vesting Schedule and Risk of Forfeiture.

(a) Vesting Schedule. Subject to the Participant’s continuous status with the Company as a Service Provider and any other limitations set forth in the Notice, the Plan or this Award Agreement, the Covered Shares shall vest in accordance with the Vesting Schedule provided in the Notice.

(b) Risk of Forfeiture. The Covered Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the Covered Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if the Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested Covered Shares shall be forfeited if the Participant’s continuous status as a Service Provider is terminated for Cause or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement any forfeiture under this Section 2 in a unilateral manner, without the Participant’s consent, and with no payment to the Participant, cash or otherwise, for the forfeited Covered Shares.

3. Transfer Restrictions. The Covered Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant (other than by will or by the laws of descent or distribution) prior to the date when the Covered Shares become vested pursuant to the Vesting Schedule. Any attempt to transfer Covered Shares in violation of this Section 3 shall be null and void and shall be disregarded. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4. Escrow of Shares. For purposes of facilitating the enforcement of the provisions of the Notice, this Award Agreement and the Plan, the Participant agrees, immediately upon his or her deemed receipt of the certificate(s) for the Covered Shares to deliver such certificate(s) (or electronic equivalent), together with a Stock Assignment Separate from Certificate in the form attached hereto as Exhibit A (executed in blank by the Participant and with respect to each such stock certificate), to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Covered Shares have not vested pursuant to the Vesting Schedule or until such time as this Award Agreement is no longer in effect. Such escrow agent shall have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to enter into the Notice and this Award Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Participant agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Covered Shares, the escrow holder will, without further order or instruction, transmit to the Participant the certificate (or electronic equivalent) evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 7, below.

5. Additional Securities. Any securities or cash received as the result of an adjustment provided for in Section 15 of the Plan (the “Additional Securities”) shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Covered Shares with respect to which they were issued, including the Vesting Schedule. If the Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates (or electronic equivalent) evidencing the Shares or the Additional Securities by reason of any transaction under Article 15 of the Plan, the escrow holder is authorized to deliver to the issuer the certificates (or electronic equivalent) evidencing the Shares or Additional Securities in exchange for the certificates (or electronic equivalent) of the replacement securities.

6. Distributions. The Company shall disburse to the Participant all regular cash dividends with respect to the Shares and Additional Securities, whether vested or otherwise, less the amount to satisfy any applicable withholding obligations, on the same payment date dividends are disbursed to other stockholders of the Company. Such dividends shall be fully vested on the date the dividends are disbursed and shall not be subject to the Vesting Schedule.

7. Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of (or purchase of), vesting in, or disposition of, the Covered Shares.

(a) Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the Covered Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the Covered Shares granted hereunder.

(b) Section 83(b) Election. The Participant hereby acknowledges that he or she has been informed that if he or she makes a timely election (the “Election”) pursuant to Section 83(b) of the Code to be taxed currently on any difference between the Fair Market Value of the Covered Shares and any purchase price paid, this will result in a recognition of taxable income to the Participant on the date the Covered Shares were granted. Absent such an Election, taxable income will be measured and recognized by the Participant at the time or times on which the Covered Shares become vested. The Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the Covered Shares granted pursuant to the Plan and this Award Agreement, and the advisability of filing the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit B.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S OR ANY AFFILIATE TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY, AFFILIATE OR THEIR REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

(c) Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any Covered Shares. The Committee shall have the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 7(c). The Participant hereby acknowledges his or her understanding that the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 7(c). Therefore, a failure of the Participant to reasonably satisfy this Section 7 in accordance with the Committee’s sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder. The Participant hereby agrees that a breach of this Section 7(c) shall be deemed to be a material breach of this Award Agreement.

8. Legality of Initial Issuance. No Covered Shares shall be issued unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Covered Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Covered Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other Applicable Law has been satisfied.

9. Restrictive Legends. The share certificate evidencing the Covered Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable U.S. federal, state securities laws and under any other Applicable Law):

(a) On the face of the certificate:

“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH THE CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE”

(b) On the reverse of the certificate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE TAPSTONE ENERGY, INC 2017 LONG-TERM INCENTIVE PLAN AND MAY NOT BE SOLD PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS IS SET FORTH IN THE TERMS OF SUCH AWARD.”

However, in instances where Covered Shares are issued electronically, this Section 9 shall apply only to the extent administratively practical.

10. Restrictions on Transfer.

(a) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein and applicable law, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b) Rights of the Company. The Company shall not (i) record on its books the transfer of any Covered Shares that have been sold or transferred in contravention of this Award Agreement or (ii) treat as the owner of Covered Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Covered Shares have been transferred in contravention of this Award Agreement. Any transfer of Covered Shares not made in conformance with this Award Agreement shall be null and void and shall not be recognized by the Company.

11. Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

12. Successor and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

13. Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under the Notice or this Award Agreement, but no such assignment shall release the Company of its obligations pursuant to the Notice or this Award Agreement.

14. Construction; Severability. The captions used in this Award Agreement are inserted for convenience and shall not be deemed to be a part of the Shares for construction or interpretation. Except where otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

15. Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement shall be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Covered Shares or Shares hereunder shall be submitted by the Participant to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all parties.

16. Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

17. Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

18. Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Delaware) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 19 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

19. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING

SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE COVERED SHARES GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S/AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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EXHIBIT A

TAPSTONE ENERGY INC.

2017 LONG-TERM INCENTIVE PLAN

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                                         ,                      (                ) shares of the Common Stock of Tapstone Energy Inc., a Delaware corporation (the “Company”), standing in his or her name on the books of the Company represented by Certificate No.              (or electronic equivalent) herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company with the power of attorney to transfer the said stock in the books of the Company with full power of substitution. This assignment may be executed by the Participant by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. The Participant agrees that clicking “I Accept” (or a tab of similar intent) in connection with or response to any electronic communication or other medium has effect of affixing the Participant’s electronic signature to this assignment.

Dated:
Signature of the Participant

Print Name

EXHIBIT B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Section 1.83-2 of the regulations.

1. The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

Taxable Year:

2. The property with respect to which the election is made is                  shares of the common stock of Tapstone Energy, Inc. (the “Company”).

3. The property was transferred to the undersigned on                     .

4. The property is subject to a forfeiture condition pursuant to which the issuer has the right to acquire the property without compensation to the taxpayer if for any reason taxpayer’s service with the issuer is terminated. The forfeiture condition lapses in a series of installments depending on certain conditions set forth in an Award Agreement.

5. The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $             per share x                  shares = $            .

6. For the property transferred, the undersigned paid $             per share x                  shares = $            .

7. The amount to include in gross income is $             [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

8. A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of such property.

9. This statement is executed on             ,         .

Signature of Spouse (if any)	Signature of Taxpayer

This election must be filed within 30 days after the date of transfer with the Internal Revenue Service Center with which Holder files his or her federal income tax returns. This filing should be made by registered or certified mail, return receipt requested. Holder must retain a copy of the completed form for his or her records, and deliver another additional copy to the Company.